Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Record Fourth Quarter and Full-Year 2017 Results

Fourth Quarter 2017 Results

•	Record fourth quarter revenues of $660 million, an increase of 10% from prior year on 5% volume growth

•	Record fourth quarter operating income of $238 million, 13% higher than a year ago

•	Operating ratio of 64.0%, compared with 64.8% in fourth quarter 2016

•	Diluted earnings per share of $5.33, an increase of 340% over fourth quarter 2016. Diluted earnings per share includes benefits from changes in the U.S. tax law

•	All-time record adjusted diluted earnings per share of $1.38, an increase of 23% over fourth quarter 2016

Kansas City, Mo., January 19, 2018. Kansas City Southern (KCS) (NYSE:KSU) reported record fourth quarter 2017 revenues of $660 million, an increase of 10% from fourth quarter 2016. Overall, carload volumes increased 5% compared to the prior year, serving as a fourth quarter record.

Operating expenses in the fourth quarter were $423 million, 9% higher than 2016. Operating income was a fourth quarter record at $238 million, an increase of 13% from the fourth quarter 2016. KCS reported a fourth quarter operating ratio of 64.0%, a 0.8 point improvement over fourth quarter 2016.

Reported net income in the fourth quarter of 2017 was $552 million, or $5.33 per diluted share, compared with $130 million, or $1.21 per diluted share, in the fourth quarter of 2016. Excluding the impacts of foreign exchange fluctuations and changes in the U.S. tax law, adjusted diluted earnings per share for fourth quarter 2017 was an all-time record of $1.38, compared to $1.12 in fourth quarter 2016.

For the full year of 2017, KCS achieved record revenues, operating income, operating ratio and adjusted diluted earnings per share. Revenue was $2.6 billion, up 11% from 2016, on 5% carload growth. Full year 2017 operating income was $922 million, an increase of 13% from the prior year. The Company’s 2017 operating ratio was 64.3%, a 0.6 point improvement from the prior year reported operating ratio.

Reported net income in 2017 was $964 million or $9.16 per diluted share, compared with $480 million, or $4.43 per diluted share, in 2016. Excluding the impacts of foreign exchange fluctuations and changes in the U.S. tax law, adjusted diluted earnings per share for 2017 was $5.25 compared to $4.48 in 2016.

“Kansas City Southern achieved record financial results with revenue growth in all six commodity groups in 2017” stated President and Chief Executive Officer Patrick J. Ottensmeyer. “Despite the impact of Hurricane Harvey in the third quarter, strong topline performance, led by our Energy, Automotive and Chemical & Petroleum business units contributed to record full-year adjusted diluted earnings per share of $5.25, an increase of 17% over 2016.

“Looking ahead to 2018, we believe KCS is positioned to maintain its growth momentum driven by unique franchise opportunities, a strengthening economy and a focus on cost control. We expect to continue leveraging the investments made in our network to grow our business, ensure good customer service and maximize shareholder returns.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share	Three Months Ended December 31, 2017
	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Diluted Earnings per Share
As reported	$193.2	$(359.2)	$552.4	$5.33
Adjustments for:
Foreign exchange loss	20.1	6.1	14.0	0.14
Foreign exchange component of income taxes	—	8.2	(8.2)	(0.08)
Change in tax law	—	414.4	(414.4)	(4.01)
Adjusted	$213.3	$69.5	143.8
Less: Noncontrolling interest			(0.7)
Adjusted net income available to common
stockholders - see (a) below			$143.1	$1.38

	Three Months Ended December 31, 2016
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$165.7	$35.4	$130.3	$1.21
Adjustments for:
Foreign exchange loss	24.7	7.4	17.3	0.16
Foreign exchange component of income taxes	—	26.8	(26.8)	(0.25)
Adjusted	$190.4	$69.6	120.8
Less: Noncontrolling interest			(0.7)
Adjusted net income available to common
stockholders - see (a) below			$120.1	$1.12

GAAP Reconciliations (continued)
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share	Year Ended December 31, 2017
	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Diluted Earnings per Share
As reported	$874.3	$(89.6)	$963.9	$9.16
Adjustments for:
Foreign exchange gain	(41.7)	(12.5)	(29.2)	(0.28)
Foreign exchange component of income taxes	—	(31.6)	31.6	0.30
Change in tax law	—	413.0	(413.0)	(3.93)
Adjusted	$832.6	$279.3	553.3
Less: Noncontrolling interest and preferred
stock dividends			(2.1)
Adjusted net income available to common
stockholders - see (a) below			$551.2	$5.25

	Year Ended December 31, 2016
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$662.7	$182.8	$479.9	$4.43
Adjustments for:
Foreign exchange loss	72.0	21.6	50.4	0.47
Foreign exchange component of income taxes	—	45.0	(45.0)	(0.42)
Adjusted	$734.7	$249.4	485.3
Less: Noncontrolling interest and preferred
stock dividends			(2.0)
Adjusted net income available to common
stockholders - see (a) below			$483.3	$4.48

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates, and the impacts of the changes in tax law due to the enactment of the Tax Cuts and Jobs Act of 2017. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances are primary components of a railway network, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues	$660.4	$598.5	$2,582.9	$2,334.2
Operating expenses:
Compensation and benefits	122.2	115.4	493.8	462.4
Purchased services	47.2	49.4	193.7	208.5
Fuel	81.7	67.8	316.1	253.8
Mexican fuel excise tax credit	(8.5)	(13.2)	(44.1)	(62.8)
Equipment costs	35.9	34.1	129.2	120.0
Depreciation and amortization	79.3	78.1	320.9	305.0
Materials and other	64.8	56.0	251.7	228.8
Total operating expenses	422.6	387.6	1,661.3	1,515.7
Operating income	237.8	210.9	921.6	818.5
Equity in net earnings of affiliates	1.8	4.2	11.5	14.6
Interest expense	(25.3)	(24.5)	(100.2)	(97.7)
Foreign exchange gain (loss)	(20.1)	(24.7)	41.7	(72.0)
Other expense, net	(1.0)	(0.2)	(0.3)	(0.7)
Income before income taxes	193.2	165.7	874.3	662.7
Income tax expense (benefit)	(359.2)	35.4	(89.6)	182.8
Net income	552.4	130.3	963.9	479.9
Less: Net income attributable to noncontrolling interest	0.7	0.7	1.9	1.8
Net income attributable to Kansas City Southern and subsidiaries	551.7	129.6	962.0	478.1
Preferred stock dividends	—	—	0.2	0.2
Net income available to common stockholders	$551.7	$129.6	$961.8	$477.9

Earnings per share:
Basic earnings per share	$5.35	$1.21	$9.18	$4.44
Diluted earnings per share	$5.33	$1.21	$9.16	$4.43

Average shares outstanding (in thousands):
Basic	103,038	106,845	104,728	107,560
Potentially dilutive common shares	393	206	312	201
Diluted	103,431	107,051	105,040	107,761

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Fourth Quarter 2017 and 2016

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Fourth Quarter		%	Fourth Quarter		%	Fourth Quarter		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change

Chemical & Petroleum
Chemicals	$57.5	$50.1	15%	26.2	26.4	(1%)	$2,195	$1,898	16%
Petroleum	48.8	31.4	55%	24.7	17.6	40%	1,976	1,784	11%
Plastics	31.4	29.9	5%	16.8	16.7	1%	1,869	1,790	4%
Total	137.7	111.4	24%	67.7	60.7	12%	2,034	1,835	11%

Industrial & Consumer Products
Forest Products	65.8	60.6	9%	30.5	28.9	6%	2,157	2,097	3%
Metals & Scrap	52.8	51.2	3%	29.1	28.3	3%	1,814	1,809	—
Other	28.5	24.2	18%	24.5	19.4	26%	1,163	1,247	(7%)
Total	147.1	136.0	8%	84.1	76.6	10%	1,749	1,775	(1%)

Agriculture & Minerals
Grain	70.2	69.7	1%	36.3	38.8	(6%)	1,934	1,796	8%
Food Products	40.0	40.2	—	15.7	18.1	(13%)	2,548	2,221	15%
Ores & Minerals	5.0	5.4	(7%)	5.6	6.5	(14%)	893	831	7%
Stone, Clay & Glass	6.5	7.2	(10%)	3.1	3.4	(9%)	2,097	2,118	(1%)
Total	121.7	122.5	(1%)	60.7	66.8	(9%)	2,005	1,834	9%

Energy
Utility Coal	38.5	40.1	(4%)	43.2	46.9	(8%)	891	855	4%
Coal & Petroleum Coke	10.1	10.0	1%	16.1	15.5	4%	627	645	(3%)
Frac Sand	13.3	7.9	68%	8.2	6.0	37%	1,622	1,317	23%
Crude Oil	7.9	2.7	193%	6.2	3.0	107%	1,274	900	42%
Total	69.8	60.7	15%	73.7	71.4	3%	947	850	11%

Intermodal	97.4	92.5	5%	258.5	240.8	7%	377	384	(2%)

Automotive	60.6	52.9	15%	40.9	38.9	5%	1,482	1,360	9%

TOTAL FOR COMMODITY GROUPS	634.3	576.0	10%	585.6	555.2	5%	$1,083	$1,037	4%

Other Revenue	26.1	22.5	16%

TOTAL	$660.4	$598.5	10%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Years Ended December 31, 2017 and 2016

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Years Ended		%	Years Ended		%	Years Ended		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change

Chemical & Petroleum
Chemicals	$225.1	$204.7	10%	107.9	107.8	—	$2,086	$1,899	10%
Petroleum	186.0	142.5	31%	94.6	79.7	19%	1,966	1,788	10%
Plastics	128.8	128.2	—	71.0	71.0	—	1,814	1,806	—
Total	539.9	475.4	14%	273.5	258.5	6%	1,974	1,839	7%

Industrial & Consumer Products
Forest Products	255.8	250.2	2%	118.9	117.8	1%	2,151	2,124	1%
Metals & Scrap	223.3	211.2	6%	120.1	122.6	(2%)	1,859	1,723	8%
Other	109.2	92.6	18%	90.9	76.6	19%	1,201	1,209	(1%)
Total	588.3	554.0	6%	329.9	317.0	4%	1,783	1,748	2%

Agriculture & Minerals
Grain	278.1	262.9	6%	146.0	147.6	(1%)	1,905	1,781	7%
Food Products	151.1	149.8	1%	62.6	68.1	(8%)	2,414	2,200	10%
Ores & Minerals	19.9	19.6	2%	22.7	22.7	—	877	863	2%
Stone, Clay & Glass	28.3	28.7	(1%)	13.0	13.0	—	2,177	2,208	(1%)
Total	477.4	461.0	4%	244.3	251.4	(3%)	1,954	1,834	7%

Energy
Utility Coal	166.3	125.8	32%	175.7	157.8	11%	946	797	19%
Coal & Petroleum Coke	40.8	37.9	8%	62.4	62.1	—	654	610	7%
Frac Sand	51.8	24.8	109%	32.7	19.6	67%	1,584	1,265	25%
Crude Oil	24.9	14.2	75%	20.9	14.4	45%	1,191	986	21%
Total	283.8	202.7	40%	291.7	253.9	15%	973	798	22%

Intermodal	363.8	357.6	2%	975.1	952.8	2%	373	375	(1%)

Automotive	230.8	189.9	22%	155.5	133.3	17%	1,484	1,425	4%

TOTAL FOR COMMODITY GROUPS	2,484.0	2,240.6	11%	2,270.0	2,166.9	5%	$1,094	$1,034	6%

Other Revenue	98.9	93.6	6%

TOTAL	$2,582.9	$2,334.2	11%